Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

New York Community Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statement (No. 333- ) on Form S-4 of New York Community Bancorp, Inc. (the “Company”) of our reports dated March 15, 2005, relating to the consolidated statements of condition of New York Community Bancorp, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 Annual Report, which is incorporated by reference in the Company’s Form 10-K for the year ended December 31, 2004, which is incorporated by reference in the Company’s Registration Statement on Form S-4 and to the reference to our firm under the heading “Experts” in the Registration Statement.

Our report dated March 15, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states: As of December 31, 2004, the Company did not employ sufficient personnel with adequate technical skills relative to accounting for income taxes. In addition, the Company’s income tax accounting policies and procedures did not provide for effective supervisory review of income tax accounting amounts and analyses, and the related recordkeeping activities.

/s/KPMG LLP

New York, New York

September 1, 2005